                                 Janet A. Nash
                                Attorney At Law
                       4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                            Telephone (816)340-7480
                            Telecopier (816)340-4964

August 28, 2003

American Century Strategic Asset Allocations, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

         As counsel to American Century Strategic Asset Allocations, Inc., I am
generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 17 to its Registration Statement on Form N-1A to be filed with the Securities and
Exchange Commission on or about August 28, 2003, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an officer and employee of American Century Services Corporation, an affiliated corporation of American
Century Investment Management, Inc., the investment advisor of American Century
Strategic Asset Allocations, Inc.

         I hereby consent to the use of this opinion as an exhibit to
Post-Effective Amendment No. 17.

                             Very truly yours,

                             /s/Janet A. Nash
                             Janet A. Nash